Pricing supplement No. 1247 To underlying supplement No. 5 dated May 5, 2011, prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated July 5, 2011; Rule 424(b)(2)
Deutsche Bank AG, London Branch
$420,000 Alpha Overlay Securities Linked to the Deutsche Bank Fed Funds Total Return Index and the Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD) due July 3, 2013
General
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The Alpha Overlay Securities (the “securities”) are designed for investors who seek a return at maturity that offers exposure to one times the appreciation or depreciation of the Deutsche Bank Fed Funds Total Return Index and two times the appreciation or depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index, reduced by the EMERALD Adjustment Factor. Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if either index depreciates or fails to appreciate sufficiently to offset the effect of the EMERALD Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Basket Knock-Out Event (as described below), in which case investors will lose a significant portion, and could lose all, of their investment. Any payment on the securities is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due July 3, 2013.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on July 5, 2011 (the “Trade Date”) and are expected to settle on July 8, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of two indices, as set forth below (each a “Basket Index” and, collectively, the “Basket Indices”)
	Basket Index				Ticker Symbol	Initial Reference Level
	Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”)				DBMMFED1	171.7068
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)				DBVEMR	207.64
Redemption Amount:	You will receive a cash payment on the Maturity Date or Basket Knock-Out Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
	$1,000 x	(	Final Basket Level	)
Initial Basket Level
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the DB Fed Funds Index and two times any depreciation in EMERALD.
Initial Basket Level:	100
Basket Level:	On any trading day: 100 × (1 + DB Fed Funds Performance + 2 x EMERALD Performance)
Final Basket Level:	The Basket Level as determined by Deutsche Bank AG, London Branch on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$420,000.00	$0.00	$420,000.00
(1) We expect to pay a portion of the EMERALD Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$420,000.00	$48.76

Deutsche Bank Securities	Deutsche Bank Trust Company Americas

July 5, 2011

(Key Terms continued from previous page)

DB Fed Funds Performance:
EMERALD Performance:
Initial Reference Level:	The closing level for the respective Basket Index on the Trade Date, as set forth in the table above.
Final Reference Level:
For purposes of calculating the Redemption Amount payable on the Maturity Date:
•      the closing level for the respective Basket Index on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Basket Knock-Out Payment Date:
 •      the closing level for the respective Basket Index on the Basket Knock-Out Valuation Date.
For all other purposes:
 •      the closing level for the respective Basket Index on the applicable trading day.
The closing levels on any trading day are subject to adjustment in the event of a Market Disruption Event, as described under “General Terms of Securities – Market Disruption Events” herein.

EMERALD Adjustment Factor:
1 – (0.01375 × (Days / 365)), where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Basket Knock-Out Valuation Date (each, a “Valuation Date”), as applicable.

Basket Knock-Out Event:
If the Basket Level on any trading day during the period from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date is less than 40 (a “Basket Knock-Out Event,” and such trading day, the “Basket Knock-Out Valuation Date”†), the securities will be redeemed by the Issuer for the Redemption Amount calculated as of the  Basket Knock-Out Valuation Date, with payment made on the date that is five business days after the Basket Knock-Out Valuation Date (the “Basket Knock-Out Payment Date”†).

Trade Date:	July 5, 2011
Settlement Date:	July 8, 2011
Final Valuation Date†:	June 28, 2013
Maturity Date†:	July 3, 2013
CUSIP / ISIN:	2515A1 8R 5/ US2515A18R52
† Subject to adjustments as described under “General Terms of the Securities – Market Disruption Events” herein.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated May 5, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511129115/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the DB Fed Funds Index and EMERALD, payable on the Maturity Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 724 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and these examples, it is assumed that a Basket Knock-Out Event does not occur. If a Basket Knock-Out Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Final	Index Performance Excluding Adjustment Factors	Index Performance Including the EMERALD Adjustment Factor
DB Fed Funds Return	1.00%	1.00%
EMERALD	20.00%	16.73%
Final Basket Level		134.454
Redemption Amount		$1,344.54
DB Fed Funds Return	0.73%	0.73%
EMERALD	1.38%	-1.39%
Final Basket Level		97.960
Redemption Amount		$979.60
DB Fed Funds Return	0.00%	0.00%
EMERALD	-10.00%	-12.45%
Final Basket Level		75.091
Redemption Amount		$750.91

The following examples are for illustrative purposes only and assume Initial Reference Levels of 172 and 212 for the DB Fed Funds Index and EMERALD, respectively. These are not the actual Initial Reference Levels as determined on the Trade Date.

Example 1: The Final Reference Level of the DB Fed Funds Index increases to 173.72 from the Initial Reference Level of 172, and the Final Reference Level of EMERALD increases to 254.40 from the Initial Reference Level of 212. Assuming a period of 724 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 134.454, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x EMERALD Performance)]
	=	100 x [1 + (173.72/172 - 1) + 2 × (254.40/212 × (1 – 0.01375 × 724/365) -1)]
	=	134.454

Accordingly, you would receive a Redemption Amount of $1,344.54 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	134.454
				100
	=	$1,344.54

Example 2: The Final Reference Level of the DB Fed Funds Index increases to 173.256 from the Initial Reference Level of 172, and the Final Reference Level of EMERALD increases to 214.93 from the Initial Reference Level of 212. In this case, even though the Final Reference Levels of the DB Fed Funds Index and EMERALD are both greater than the Initial Reference Levels, you would receive a payment at maturity that is less than $1,000.00 per Face Amount of securities because the increases in the Final Reference Levels are not sufficient to offset the effect of the EMERALD Adjustment Factor. Assuming a period of 724 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 97.960, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x EMERALD Performance)]
	=	100 x [1 + (173.256/172 - 1) + 2 × (214.93/212 × (1 – 0.01375 × 724/365) -1)]
	=	97.960

Accordingly, you would receive a Redemption Amount of $979.60 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	97.960
				100
	=	$979.60

Example 3: The Final Reference Level of the DB Fed Funds Index does not change from the Initial Reference Level of 172, and the Final Reference Level of EMERALD decreases to 190.80 from the Initial Reference Level of 212. In this case, even though the Final Reference Level of the DB Fed Funds Index stays the same as the Initial Reference Level, you would receive a payment at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount of securities because the performance of the DB Fed Funds Index is offset by the leveraged decrease in the level of EMERALD and the EMERALD Adjustment Factor. Assuming a period of 724 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 75.091, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x EMERALD Performance)]
	=	100 x [1 + (172/172 - 1) + 2 × (190.80/212 × (1 – 0.01375 × 724/365) -1)]
	=	75.091

Accordingly, you would receive a Redemption Amount of $750.91 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	75.091
				100
	=	$750.91

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Basket Knock-Out Payment Date for hypothetical performances of the DB Fed Funds Index and EMERALD. The hypothetical Redemption Amount set forth below assumes Initial Reference Levels of 172 and 212 for the DB Fed Funds Index and EMERALD, respectively, a Basket Knock-Out Event occurs on September 15, 2011, which would also be the Basket Knock-Out Valuation Date, September 22, 2011 is the Basket Knock-Out Payment Date, and a period of 72 calendar days from the Trade Date to the Basket Knock-Out Valuation Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Basket Knock-Out Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

On Day of Basket Knock-Out Event (September 15, 2011) (also Basket Knock-Out Valuation Date)			On Basket Knock-Out Payment Date (September 22, 2011)
Final Reference Level (DB Fed Funds Index)	Final Reference Level (EMERALD Index)	Basket Level	Redemption Amount	Return on Securities
171	138	29.254	$292.54	-70.75%

Example 1: The Final Reference Level of the DB Fed Funds Index decreases from the Initial Reference Level of 172 to 171 on September 15, 2011, and the Final Reference Level of EMERALD decreases from the Initial Reference Level of 212 to 138 on September 15, 2011. In this case, assuming the Basket Level stayed at or above 40.00 prior to September 15, 2011, a Basket Knock-Out Event would occur on September 15, 2011, making September 15, 2011 the Basket Knock-Out Valuation Date and September 22, 2011 the Basket Knock-Out Payment Date. Your securities will be redeemed early because the Basket Level has fallen below 40 on September 15, 2011, triggering a Basket Knock-Out Event. Assuming a period of 72 calendar days from the Trade Date to the Basket Knock-Out Valuation Date, the Final Basket Level would be 29.254, calculated as follows:

Final Basket Level	=	100 x [1 + DB Fed Funds Performance + (2 x EMERALD Performance)]
	=	100 x [1 + (171/172 - 1) + 2 × (138/212 × (1 – 0.01375 × 72/365) -1)]
	=	29.254

Accordingly, you would receive a Redemption Amount of $292.54 per $1,000 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	29.254
				100
	=	$292.54

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns when any positive DB Fed Funds Performance is combined with two times any positive EMERALD Performance in calculating the Redemption Amount. Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the DB Fed Funds Index and EMERALD. In the case of EMERALD, the investor is exposed to two times any appreciation or depreciation of the index, and the index performance will be reduced by the EMERALD Adjustment Factor. Any negative DB Fed Funds Performance will be combined with two times any negative EMERALD Performance in calculating the Redemption Amount. You may lose a substantial amount of your investment as a result. Your payment at maturity or upon a Basket Knock-Out Event will be further reduced by the EMERALD Adjustment Factor.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO BASKET KNOCK-OUT FEATURE — The securities will be redeemed early by us if a Basket Knock-Out Event occurs, in which case you will lose a significant portion of your initial investment in the securities. Early redemption upon such a Basket Knock-Out Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Basket Knock-Out Payment Date based on the Final Basket Level on the Basket Knock-Out Valuation Date, even if the Basket Indices subsequently appreciate. If a Basket Knock-Out Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Basket Knock-Out Valuation Date, and you will lose a significant portion of your initial investment.

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RETURN LINKED TO THE PERFORMANCE OF TWO INDICES — The return on the securities, which may be positive or negative, is fully exposed to the performance of two indices: the DB Fed Funds Index and EMERALD. Exposure to EMERALD is on a two-times leveraged basis.

The Deutsche Bank Fed Funds Total Return Index (DB Fed Funds Index)

The DB Fed Funds Index is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day. For more information on the DB Fed Funds Index, including information concerning its calculation methodology, please see the section entitled “The DB Fed Funds Index” in this pricing supplement.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated May 5, 2011.

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THE EMERALD ADJUSTMENT FACTOR REDUCES THE REDEMPTION AMOUNT AT MATURITY OR ON THE BASKET KNOCK-OUT PAYMENT DATE — The payment at maturity or upon a Basket Knock-Out Event will be reduced by the EMERALD Adjustment Factor, which will be applied to the EMERALD Performance, on the Final Valuation Date or the Basket Knock-Out Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the EMERALD Final Reference Level on the Final Valuation Date or the Basket Knock-Out Valuation Date, as applicable, is greater than, less than or equal to its Initial Reference Level. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS — You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon the occurrence of a Basket Knock-Out Event is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to 100% of any decline in the DB Fed Funds Index and 200% of any decline of EMERALD.  As the return on the securities is linked to the leveraged performance of EMERALD, a decline in the level of EMERALD could have a significant negative impact on the Basket Level and thus on your return. In particular, any positive performance of the DB Fed Funds Index may be offset by negative performance of EMERALD, which will be multiplied by two (2), and the Basket Level could decline very rapidly if both the DB Fed Funds Index and EMERALD decline simultaneously. In addition, the EMERALD Adjustment Factor will reduce the Redemption Amount payable in respect of the securities, whether the performance of the EMERALD is positive or negative. You will lose some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level, and your loss may be accelerated because your investment is fully exposed to any negative DB Fed Funds Performance and two times any negative EMERALD Performance, which performances are combined in calculating the Redemption Amount.

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YOUR SECURITIES ARE EXPOSED TO ONE TIMES THE PERFORMANCE OF THE DB FED FUNDS INDEX AND TWO TIMES THE PERFORMANCE OF EMERALD — The Redemption Amount payable at maturity or upon early redemption will reflect any appreciation or depreciation of the DB Fed Funds Index and two times any appreciation or depreciation of EMERALD, in each case as measured from the Trade Date to the Final Valuation Date or the Basket Knock-Out Valuation Date, as applicable, and, in the case of EMERALD, reduced by the EMERALD Adjustment Factor. The performance of each Basket Index is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Indices decline or offsetting gains if the level of one Basket Index increases and the level of the other Basket Index declines. Because the securities are linked to EMERALD on a two-times leveraged basis, any negative performance of EMERALD will have a substantial effect on your return even though the performance of the Basket is based on the appreciation or depreciation of the Basket as a whole.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event owed to you under the terms of the securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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THE INCLUSION OF THE EMERALD ADJUSTMENT FACTOR REDUCES THE PAYMENT AT MATURITY OR UPON THE OCCURRENCE OF A BASKET KNOCK-OUT EVENT — The payment at maturity or upon the occurrence of a Basket Knock-Out Event will be reduced because of the inclusion of an adjustment factor in the calculation of the performance of the EMERALD Index. The EMERALD Adjustment Factor reduces the EMERALD Performance by approximately 1.375% each year the securities remain outstanding. Furthermore, because the securities are linked to EMERALD on a two-times leveraged basis, the EMERALD Adjustment Factor will be magnified in calculating the Basket Level. The dollar amount by which the EMERALD Adjustment Factor reduces the Redemption Amount increases as the Final Reference Level of the EMERALD increases. The EMERALD Adjustment Factor is applied to the EMERALD Performance, on the Final Valuation Date or the Basket Knock-Out Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the EMERALD Final Reference Level is greater than its Initial Reference Level. At maturity or upon a Basket Knock-Out Event, you will receive less than your original investment unless the sum of the DB Fed Funds Performance and two times the EMERALD Performance, taking into account the EMERALD Adjustment Factor, is equal to or greater than zero.

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EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that EMERALD will appreciate during the term of the securities. EMERALD employs the methodology described herein under “EMERALD” to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The yield to the Maturity Date on the securities may be lower than the yield on conventional debt securities of a comparable maturity and credit rating. If a Basket Knock-Out Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the yield to the Maturity Date may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A BASKET KNOCK-OUT EVENT OCCURS, IN WHICH CASE YOU WILL LOSE A SIGNIFICANT PORTION OF YOUR INVESTMENT — If a Basket Knock-Out Event occurs, we will redeem the securities for the Redemption Amount on the Basket Knock-Out Payment Date. The Redemption Amount payable on the Basket Knock-Out Payment Date will be calculated using the Final Basket Level on the Basket Knock-Out Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities. If the Basket Level is less than 40 on any trading day from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date, a Basket Knock-Out Event will occur, your Redemption Amount will be determined on the Basket-Knock Out Valuation Date, and you will lose a significant portion of your initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Basket Knock-Out Valuation Date, and you will not be able to hold your securities to maturity.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

•
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

•
THE BROKERAGE FIRM THROUGH WHICH YOU HOLD YOUR SECURITIES AND YOUR BROKER MAY HAVE ECONOMIC INTERESTS THAT ARE DIFFERENT FROM YOURS — We expect to pay a portion of the EMERALD Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchase securities in this offering and who continue to hold their securities. We expect that the brokerage firm through which you hold your securities will pay a portion of these commissions to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours. As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to continue to hold the securities because they will no longer receive these quarterly commissions if you sell or redeem your securities. You should take the above arrangements and the potentially different economic interests they create into account when considering an investment in the securities. For more information about the payment of these commissions, see “Underwriting (Conflicts of Interest)” in this pricing supplement.

•
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF THE DB FED FUNDS INDEX AND EMERALD ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of the Basket Indices (the “Index Sponsor”). We, as Index Sponsor, will determine whether there has been a Market Disruption Event with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by the Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon a Basket Knock-Out Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). The research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Levels and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including: the volatility of the Basket Indices; the time remaining to maturity of the securities; the composition of the Basket Indices and any changes to the component stocks underlying the Basket Indices; the currency markets generally; the value of Treasury Bills; interest and yield rates generally; monetary policies of the Federal Reserve Board and other central banks of various countries; inflation and expectations concerning inflation; the equity markets generally and any stock prices and dividend rates reflected in the Basket Indices; the financial condition and results of operations of any companies whose shares comprise the Basket Indices and conditions generally in the industries in which such companies operate; supply and demand for the securities; a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
THE BASKET INDICES HAVE VERY LIMITED PERFORMANCE HISTORY — Calculation of the DB Fed Funds Index began on October 15, 2007, and calculation of EMERALD began on October 12, 2009. Therefore, the Basket Indices have very limited performance history, and no actual investment which allowed tracking of the performance of the Basket Indices was possible before these respective dates.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE DB FED FUNDS INDEX

The Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

Historical Information

The DB Fed Funds Index

The publication of DB Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through July 5, 2011 represent the actual performance of the DB Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the DB Fed Funds Index using archived data and the current methodology for the calculation of the DB Fed Funds Index. The closing level of the DB Fed Funds Index on July 5, 2011 was 171.7068. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the DB Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the DB Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of the DB Fed Funds Index will result in the return of any portion of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through July 5, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on July 5, 2011 was 207.64. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the Deutsche Bank Fed Funds Total Return Index (the “DB Fed Funds Index”)and the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below.

Market Disruption Events

With respect to the DB Fed Funds Index, if the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error, the closing level of the DB Fed Funds Index shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a Disruption Event or a Force Majeure Event (as such terms are defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5) materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

If a closing level for EMERALD is not available on the Final Valuation Date or Basket Knock-Out Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for EMERALD will be postponed to the next trading day upon which a Market Disruption Event with respect to EMERALD is not occurring and a closing level for EMERALD is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of the disrupted EMERALD has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner. The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date.

Upon postponement of any Valuation Date, the Maturity Date or Basket Knock-Out Payment Date, as applicable, will be postponed in order to maintain the same number of business days that originally had been scheduled between such Valuation Date and the Maturity Date or Basket Knock-Out Payment Date, as applicable.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for the DB Fed Funds Index, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for the DB Fed Funds Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time. For EMERALD, “Trading Day” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5.

“Relevant Exchange” means, for the DB Fed Funds Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any security or other component then included in the DB Fed Funds Index, or (ii) any futures or options contract or fund related to the DB Fed Funds Index or to any security or other component then included in the DB Fed Funds Index. For EMERALD, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Basket Knock-Out Event, on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Basket Knock-Out Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon a Basket Knock-Out Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described under “Redemption Amount” herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are a holder of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a former citizen or resident of the United States, a financial institution, a real estate investment trust, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, a partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle, conversion or integrated transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, resetting, recomposition or change in methodology of or substitution of a successor to a Basket Index or an index constituent could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Basket Knock-Out Event) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States. As a practical matter, you may be subject to withholding unless you provide an IRS Form W-8BEN (or W-8ECI, if appropriate).

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities generally will be subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) and otherwise satisfy applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Basket Knock-Out Event. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement.

DBSI and DBTCA, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the securities. However, we expect to pay a portion of the EMERALD Adjustment Factor as a commission on a quarterly basis to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering and who continue to hold their securities. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. For each $1,000 Face Amount of securities purchased by clients of DBSI or DBTCA, as applicable, in the initial distribution and held by such clients on the applicable Fee Determination Date, the selling commission or fee applicable on a Fee Determination Date will be equal to the Face Amount times (a) 0.25% times (b) the closing level of EMERALD on such Fee Determination Date divided by the EMERALD Initial Reference Level  times (c) the EMERALD Adjustment Factor on such Fee Determination Date. A “Fee Determination Date” is the first trading day of each March, June, September and December during which any securities remain outstanding, beginning on September 1, 2011. The fee on the first Fee Determination Date will be based on the number of days from the Trade Date up to and including the first Fee Determination Date. The fee on the Final Valuation Date will be determined based on the number of days from the first business day following the immediately preceding Fee Determination Date up to and including the Final Valuation Date. For purposes of calculating the fee during any period, each quarter will be deemed to comprise 91.25 days. For example, if the closing level of EMERALD on the first Fee Determination Date, September 1, 2011, was equal to 212.00 and was also equal to the EMERALD Initial Reference Level on the Trade Date, the selling commission per $1,000 Face Amount would be calculated as follows (the number of days from the Trade Date up to and including the first Fee Determination Date is 58 days): $1,000 × 0.25% × 212.00/212.00 × 0.997815 × 58/91.25 = $1.59.

The aggregate selling commissions and fees paid during the term of the securities will not exceed 8% of the aggregate amount of securities issued. DBSI or DBTCA may pay a portion of these selling commissions or fees to the brokers or placement agents through whom the securities were purchased and are held. To find out the amount of selling commissions or fees paid or payable in respect of each $1,000 Face Amount of securities on any Fee Determination Date or in the aggregate, the security holder should contact the Issuer at (212) 454-9947. See “Risk Factors — Certain Built-in Costs Are Likely To Adversely Affect The Value Of The Securities Prior To Maturity” and “Risk Factors — The Brokerage Firm Through Which You Hold Your Securities And Your Broker May Have Economic Interests That Are Different From Yours.” The issue price of the securities includes commissions paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, prospectus or underlying supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, prospectus or underlying supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, prospectus and underlying supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement if the securities are to be issued more than three business days after the Trade Date.